UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2010
Whiting Petroleum Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-31899	20-0098515

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1700 Broadway, Suite 2300, Denver, Colorado 80290-2300
(Address of principal executive offices, including ZIP code)
(303) 837-1661
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 C.F.R. §230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 C.F.R. §240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 C.F.R. §240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 C.F.R. §240.13e-4(c))

Item 2.03.	Creation of Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
     On September 24, 2010, Whiting Petroleum Corporation (the “Company”) completed a public offering of $350 million aggregate principal amount of the Company’s 6 1/2% Senior Subordinated Notes due 2018 (the “Notes”). Pursuant to an underwriting agreement (the “Underwriting Agreement”) entered into on September 21, 2010, by and among the Company, Whiting Oil and Gas Corporation (the “Guarantor”) and the underwriters named therein (collectively, the “Underwriters”), the Company sold and the Underwriters purchased for resale to the public (the “Offering”) the Notes.
     The Notes were issued under a Subordinated Indenture (the “Base Indenture”), dated as of April 19, 2005, among the Company, the guarantors named therein, including the Guarantor, and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”), as amended and supplemented by the Second Supplemental Indenture, dated September 24, 2010, among the Company, the Guarantor and the Trustee (the “Supplemental Indenture” and, collectively with the Base Indenture, the “Indenture”). The Notes are unsecured and subordinated to the Company’s senior debt. The Notes are unconditionally guaranteed by the Company’s only existing material subsidiary, the Guarantor.
     The Supplemental Indenture and form of Note, which is attached as an exhibit to the Supplemental Indenture, provide, among other things, that the Notes will bear interest of 6.5% per year (payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2011), and will mature on October 1, 2018.
     The Company may redeem some or all of the Notes at any time on or after October 1, 2014, at redemption prices described in the Supplemental Indenture, together with any accrued and unpaid interest. In addition, before October 1, 2013, the Company may redeem up to 35% of the Notes with the net proceeds of an equity offering at a price of 106.50% of the principal amount plus accrued and unpaid interest. The Company may also redeem the Notes prior to October 1, 2014 at a price equal to the principal amount plus a make whole premium, together with accrued and unpaid interest. The Company may be required to repurchase the Notes in the event of a change of control of the Company or in the event of certain asset sales.
     The Indenture contains customary events of default. If an event of default occurs and is continuing, then the Trustee or the holders of at least 25% in principal amount of the outstanding Notes may declare the Notes to be due and payable immediately. In addition in the case of an event of default arising from certain events of bankruptcy, insolvency or reorganization, all outstanding Notes will become due and payable immediately.
     The descriptions of the Underwriting Agreement, the Base Indenture and Supplemental Indenture set forth above are qualified by reference to the Underwriting Agreement and Supplemental Indenture filed as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 8.01.	Other Events.
     The Notes are registered under the Securities Act of 1933, as amended, pursuant to a Registration Statement on Form S-3 (Registration No. 333-159055) that the Company filed with the Securities and Exchange Commission. The Company is filing certain exhibits as part of this Current Report on Form 8-K for purposes of such Registration Statement. See “Item 9.01. Financial Statements and Exhibits.”

Item 9.01.	Financial Statements and Exhibits.
(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits:
(1.1)	Underwriting Agreement, dated September 21, 2010, among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation and the underwriters named therein.

(4.1)	Subordinated Indenture, dated April 19, 2005, among Whiting Petroleum Corporation, certain of its subsidiaries and The Bank of New York Mellon Trust Company, N.A., as successor Trustee.

(4.2)	Second Supplemental Indenture, dated September 24, 2010, among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, creating the 6 1/2% Senior Subordinated Notes due 2018.

(5.1)	Opinion of Foley & Lardner LLP, dated September 24, 2010.

(23.1)	Consent of Foley & Lardner LLP (contained in Exhibit (5.1) hereto).

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHITING PETROLEUM CORPORATION
Date: September 24, 2010	By:	/s/ James J. Volker
James J. Volker
Chairman, President and Chief Executive Officer

WHITING PETROLEUM CORPORATION
FORM 8-K
EXHIBIT INDEX

Exhibit
Number	Description
(1.1)	Underwriting Agreement, dated September 21, 2010, among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation and the underwriters named therein.

(4.1)	Subordinated Indenture, dated April 19, 2005, among Whiting Petroleum Corporation, certain of its subsidiaries and The Bank of New York Mellon Trust Company, N.A., as successor Trustee.

(4.2)	Second Supplemental Indenture, dated September 24, 2010, among Whiting Petroleum Corporation, Whiting Oil and Gas Corporation and The Bank of New York Mellon Trust Company, N.A., as Trustee, relating to the 6 1/2% Senior Subordinated Notes due 2018.

(5.1)	Opinion of Foley & Lardner LLP, dated September 24, 2010.

(23.1)	Consent of Foley & Lardner LLP (contained in Exhibit (5.1) hereto).

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